Calculation of Filing Fee Tables
S-8
H World Group Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary share, US$0.00001 par value	Other	5,618,820	$ 2.80	$ 15,732,696.00	0.0001476	$ 2,322.15
2	Equity	Ordinary share, US$0.00001 par value	457(a)	8,805,870	$ 2.83	$ 24,920,612.10	0.0001476	$ 3,678.28
3	Equity	Ordinary share, US$0.00001 par value	457(a)	285,575,310	$ 2.83	$ 808,178,127.30	0.0001476	$ 119,287.09
Total Offering Amounts:						$ 848,831,435.40		$ 125,287.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 125,287.52
Offering Note
[1]	These shares may be represented by the Registrant's American Depositary Shares, or ADSs, each represents ten (10) ordinary shares of the Registrant. The Registrant's ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-225171). This registration statement covers ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2023 Share Incentive Plan (the "2023 Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2023 Plan. Any ordinary shares covered by an award granted under the 2023 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the 2023 Plan. The amount to be registered represents ordinary shares issuable upon the exercise of outstanding options granted under the 2023 Plan as of the date of this registration statement. The corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

[2]	These shares may be represented by the Registrant's American Depositary Shares, or ADSs, each represents ten (10) ordinary shares of the Registrant. The Registrant's ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-225171). This registration statement covers ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2023 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2023 Plan. Any ordinary shares covered by an award granted under the 2023 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the 2023 Plan. The amount to be registered represents ordinary shares issuable upon the vesting of outstanding restricted share granted under the 2023 Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$28.30 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq on August 14, 2024.

[3]	These shares may be represented by the Registrant's American Depositary Shares, or ADSs, each represents ten (10) ordinary shares of the Registrant. The Registrant's ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-225171). This registration statement covers ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2023 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2023 Plan. Any ordinary shares covered by an award granted under the 2023 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the 2023 Plan. These shares are reserved for future award grants under the 2023 Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$28.30 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq on August 14, 2024.